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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2006

IDAHO GENERAL MINES, INC.

(Exact Name of Registrant as Specified in its Charter)

Idaho	000-50539	91-0232000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 N. Post St., Suite 610 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 838-1213

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (6-04)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company accepted the resignation of James H. Moore as the Company’s part-time Chief Financial Officer effective April 19, 2005. Due to the Company’s anticipated increase in operational and financing activities it has embarked upon a search for a full-time Chief Financial Officer.

Item 8.01 Other Events

(a) On April 19, 2005 a committee appointed by the Board of Directors adopted a form of Shareholder Rights Agreement referred to it by the Board of Directors. The Rights Agreement applies to takeover bids made on or after that date.

The rights issued under the Rights Agreement become exercisable only when a person, including any party related to it or acting jointly or in concert with it, acquires or announces its intention to acquire 20 percent or more of the Company’s outstanding shares without complying with the “Permitted Bid” provisions of the Rights Agreement.  Should such an acquisition occur, among other things, each right would, upon exercise, entitle a rights holder, other than the acquiring person and related persons, to purchase common shares of the Company at a 50 percent discount to the market price at the time.  Certain holdings of common shares, such as positions held by certain investment managers, trust companies for managed accounts and pension plans will not trigger the Rights Plan unless the holders are participating in making a takeover bid for the Company.

The Rights Agreement was not adopted in response to, or in anticipation of, any specific effort to acquire control of the Company and is not aimed at blocking bids but is designed to ensure that any acquisition of control is made through a public offer to all shareholders and that sufficient time is available to evaluate any other.

(b) The Company has entered into written employment agreements with Robert L. Russell, President and Chief Executive Officer, Robert L. Dumont, Executive Vice President of Business Development and Matthew F. Russell, Executive Vice President of Operations.  Each of the employment contracts runs for a term of three years.  Copies of each of the employment agreements are attached as exhibits to this Form 8K.

Ttem 9.01  Financial Statements and Exhibits.

c) Exhibits:

10.1

Employment Agreement - Robert L. Russell

10.2

Employment Agreement - Robert L. Dumont

10.3

Employment Agreement - Matthew F. Russell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDAHO GENERAL MINES, INC.

/s/ Robert L. Russell

By:_________________________________

Robert L. Russell, President

Date:     April 25, 2005